                                                                    EXHIBIT 7(G)

                              APPENDIX TO AGREEMENT

      WHEREAS, under a certain Agreement (the "Agreement") between Elbit Vision
Systems Ltd. (the "Company") and Mivtach-Shamir Holdings Ltd. ("Mivtach") dated
January 2, 2006, the Company is to receive a loan from Mivtach and the Company is to issue to Mivtach a Convertible Note and a Warrant;

      WHEREAS, Mivtach wishes for all shares to be issued pursuant to the
Agreement be issued to M.S.N.D. Real Estate Holdings Ltd. (the "Subsidiary");
and

      WHEREAS, the Agreement and some of its schedules and exhibits do not currently contemplate the issuance of shares to the Subsidiary in place of
Mivtach.

      NOW THEREFORE:

      1.    Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Agreement.

      2.    All references to Mivtach in the Agreement, its schedules and exhibits, including without limitation, the Registration Rights Agreement (the
"Transaction Documents"), that relate to Mivtach as a holder of the Company's shares, shall mean Mivtach or the Subsidiary, as applicable.

      3.    Mivtach hereby warrants and represents to the Company that it owns, beneficially and of record, all of the issued and share capital of the
Subsidiary and all the rights thereto.

      4.    Mivtach hereby assigns and conveys its rights and obligations under each of the Warrant and the Convertible Note to the Subsidiary.

__________________________________          ____________________________________

MIVTACH-SHAMIR HOLDINGS LTD.                ELBIT VISION SYSTEMS LTD.

Name: Meir Shamgar / Limor Avidor           Name: Menashe Shohat / Yaky Yanay

Title: Chairman / COO and                   Title: CEO / CFO

Corporate Secretary

Date: February 21, 2006                     Date: February 21, 2006

__________________________________

M.S.N.D. REAL ESTATE HOLDINGS LTD.

Name: Meir Shamgar / Limor Avidor

Title: Chairman / COO and

Corporate Secretary

Date: February 21, 2006